Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Common Stock of

Anebulo Pharmaceuticals, Inc.

OF UP TO 300,000 SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE OF $3.50 PER SHARE, REPRESENTING AN AGGREGATE PURCHASE PRICE OF UP TO $1,050,000

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON Monday, January 26, 2026, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”) OR earlier TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

●	you cannot comply with the procedures for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or

●	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase, dated December 22, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or email in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

***By Mail: By the Expiration Date Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	***By Hand or Overnight Courier: By the Expiration Date Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 2025 ((together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter to Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of shares of common stock of the Company, par value $0.001per share (each, a “Share,” and collectively, “Shares”), listed below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

Number of shares to be tendered: _______________ Shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

ODD LOTS

(See Instruction 11 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding less than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts representing less than 100 Shares.

Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of less than 100 Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of less than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of less than 100 Shares and is tendering all such Shares.

PLEASE SIGN ON THIS PAGE

(Please Type or Print)

Name(s) of Record Holder(s):________________________________ _____________________________________

Signature(s): _________________________________________________________________________________

Address(es): __________________________________________________________________________________

Zip Code: _____________________________________________________________________________________________

Daytime Area Code and Telephone Number: _________________________________________________________

Signature(s): _________________________________________________________________________________

Dated:___________________________________________________________________________________

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution: _____________________________________________________________________________________________

Account Number at Book- :_________________________________________________________________

Entry Transfer Facility: :_________________________________________________________________

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Eligible Institution”), hereby guarantees: (i) that the above-named person(s) “own(s)” and has or have a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed email thereof) and any other required documents, within one (1) trading day (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.